Exhibit 4.1

NUMBER UNITS
U-[●]

SEE REVERSE FOR CERTAIN
DEFINITIONS

CUSIP 49877M 207

KLR ENERGY ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND ONE WARRANT TO

PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT                                         is the owner of                     Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of KLR Energy Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one share (subject to adjustment) of Class A Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (each a “Business Combination”), or (ii) twelve (12) months from the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Class A Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to [_______], 2016, unless EarlyBirdCapital, Inc. elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of [_____], 2016, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

Secretary	President

KLR ENERGY ACQUISITION CORP.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

TEN ENT	—	as tenants by the entireties			(Cust)
(Minor)
Under Uniform Gifts to Minors

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                         Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                       Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Corporation’s final prospectus dated [_____], 2016, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that the Corporation redeems the shares of Class A common stock underlying this certificate and liquidates because it does not consummate an initial business combination by the date set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, or if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock underlying this certificate in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination or in connection with certain amendments to the Corporation’s Amended and Restated Certificate of Incorporation. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.